Item 77Q(1)

The following documents are included in the Registrant's 485APOS, filed on or before March 1, 2011, and incorporated by reference herein:

(1) Investment Advisory Agreement between the Registrant and Sterling Capital Management LLC dated October 1, 2010

(2) Sub-Advisory Agreement between Sterling Capital Management LLC and Scott & Stringfellow, LLC dated October 1, 2010